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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

InfraSource Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	03-0523754 (I.R.S. Employer Identification No.)
500 West Dutton Mill Road Aston, Pennsylvania (Address of Principal Executive Offices)	19014 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-112375

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

        InfraSource Services, Inc. (the "Registrant") hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, to be registered hereunder set forth under the heading "Description of Capital Stock" in the Registrant's prospectus forming part of its Registration Statement on Form S-1 (File No. 333-112375), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on January 30, 2004, as thereafter amended and supplemented (the "Registration Statement").

Item 2. Exhibits

        The following exhibits to this registration statement have been filed herewith or have been or will be filed as exhibits to the Registrant's Registration Statement and are hereby incorporated by reference herein:

Exhibit No.	Description
3.1	Form of Restated Certificate of Incorporation of InfraSource Services, Inc.
3.1.1	Form of Certificate of Amendment to the Restated Certificate of Incorporation of InfraSource Services, Inc.
3.2	Form of Amended and Restated Bylaws of InfraSource Services, Inc.
3.3*	Specimen of stock certificate
4.1*	Stockholders Agreement, dated as of September 24, 2003, by and among InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and its Security Holders party thereto.
4.2*	Registration Rights Agreement, dated as of April 20, 2004, by and among InfraSource Services Inc., OCM/GFI Power Opportunities Funds, L.P., OCM Principal Opportunities Fund II, L.P., Martin Maslonka, Thomas B. Tilford, Mark C. Maslonka, Justin Campbell, Joseph Gabbard, Sidney Strauss, Jon Maslonka, David R. Helwig, Terence R. Montgomery, and Paul M. Daily.

*
Incorporated by reference herein to the applicable exhibit filed or to be filed with the Registrant's Registration Statement.

2

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 29, 2004
INFRASOURCE SERVICES, INC.
	By:	/s/ TERENCE R. MONTGOMERY Terence R. Montgomery Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
3.1	Form of Restated Certificate of Incorporation of InfraSource Services, Inc.
3.1.1	Form of Certificate of Amendment to the Restated Certificate of Incorporation of InfraSource Services, Inc.
3.2	Form of Amended and Restated Bylaws of InfraSource Services, Inc.
3.3*	Specimen of stock certificate
4.1*	Stockholders Agreement, dated as of September 24, 2003, by and among InfraSource Services, Inc. (f/k/a Dearborn Holdings Corporation) and its Security Holders party thereto.
4.2*	Registration Rights Agreement, dated as of April 20, 2004, by and among InfraSource Services Inc., OCM/GFI Power Opportunities Funds, L.P., OCM Principal Opportunities Fund II, L.P., Martin Maslonka, Thomas B. Tilford, Mark C. Maslonka, Justin Campbell, Joseph Gabbard, Sidney Strauss, Jon Maslonka, David R. Helwig, Terence R. Montgomery, and Paul M. Daily.

*
Incorporated by reference herein to the applicable exhibit filed or to be filed with the Registrant's Registration Statement.

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  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX